UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2011

VOICE ASSIST, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-149446	26-1929199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 South Pointe Dr., Suite 100, Lake Forest, California	92630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 655-1677

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Resignation of Director and Officer

On January 1, 2011, Ms. Donna Moore gave the Registrant notice of resignation from her position as Chief Financial Officer (“CFO’), Secretary, and Treasurer, which was accepted by the Registrant on January 1, 2011. Ms. Moore served as CFO, Secretary, and Treasurer during the Company’s transition period whereby Voice Assist (formerly “MUEX”) acquired substantially all of SpeechPhone, LLC and related entities’ assets through an Agreement of Purchase and Sale of Assets. However, Donna Moore will continue to work with Voice Assist in an accounting and disclosure control role.

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1, 2011, the Board of Directors announced the appointment of new key executives, effective immediately. Michael Silva joins Voice Assist as its new Chief Financial Officer (“CFO”) & Corporate Development, Vic Boyd as Chief Information Officer (“CIO”), Tracy Roberts as Chief Product Officer (“CPO”), Andrew Fox as Vice President of Developer Partnerships and Programs, and Lisa Porter as Vice President of Marketing and Communications.

Michael Silva, 49, Chief Financial Officer: As the Chief Financial Officer (“CFO”) for Voice Assist, Michael “Mike” Silva brings over 20 years experience in the speech technology, mobile and wireless industry to the Company.  He was the former CFO of Voice Processing Corporation and has served as a strategic consultant to mobile carriers, NEPs, and startups.  Mr. Silva has invested in, advised and worked with communications and emerging technology startups in the speech recognition, computer telephony, voice and video over IP, and web services segments.  Previously, Mr. Silva was responsible for wireless data marketing strategy at AT&T Wireless, headed up business development for Qpass through its acquisition by Amdocs, and supported a management-led spinout of UIEvolution from Japanese gaming giant SquareEnix.  Mr. Silva also served as vice president of strategy for Jabra prior to its acquisition by GN Netcom.  Mr. Silva has spent the past two years in the non-profit industry, most recently serving as Chief Operating Officer of the Mobile Giving Foundation.

Mr. Silva holds a Master of Science in Finance from Bentley College in Waltham, Mass. and a Bachelors of Business Studies degree in International Business from Loyola Marymount University.

On December 28, 2010, the Registrant entered into an Employment Agreement with Mr. Silva, wherein he agreed to serve as CFO of the Registrant, effective on January 1, 2011. The term of the agreement began on January 1, 2011 and will end upon written notice by either party. The Registrant agreed to compensate Mr. Silva with a base annual salary of $250,000 per year and Mr. Silva will also receive quarterly bonus and incentive compensation totaling $125,000 a year upon reaching mutually agreeable objectives, in addition to being entitled to a signing bonus of $30,000 upon execution of the Employment Agreement.

In addition, Mr. Silva is a participant in the Stock Option Plan (“the Plan”), under which he has the option to purchase 2,000,000 shares of Employer’s common stock, upon payment of the fair market value per share as of the date of execution of this agreement. 750,000 of those shares shall vest over three years and 1,250,000 options shall be vested upon agreed milestones.

Vic Boyd, 40, Chief Information Officer: Vic Boyd, Chief Information Officer (“CIO”), is responsible for managing and deploying the infrastructure and resources that power the Voice Assist offerings.  A seasoned technology executive, he has been supporting global enterprise voice and data infrastructure for the past 17 years.  Prior to joining VoiceAssist, Mr. Boyd consulted for SpeechPhone, LLC and was responsible for developing, coordinating, and implementing the voice and data infrastructure to supports users throughout the United States and multiple foreign countries. Mr. Boyd has consulted for dozens of public and private Fortune 1000 companies in the U.S. and abroad, developing and deploying not only global voice infrastructure, but also high performance, secure data networks, including AT&T, SBC, Avaya, Level3, MCI, WorldCom, and UUnet among others.

    Mr. Boyd architected and deployed one of the first Avaya multi location VoIP platforms in the San Diego area. At AT&T, Mr. Boyd was part of the team that first began delivering DSL service to businesses and residential users across the AT&T network. Mr. Boyd has held director and management positions in multiple public and private companies in his career and specializes in secure, physical and virtual, scalable network infrastructure design and deployment.

On January 1, 2011, the Registrant entered into an Employment Agreement with Mr. Boyd, wherein he agreed to serve as CIO of the Registrant. The term of the agreement began on January 1, 2011 and will end upon written notice by either party. The Registrant agreed to compensate Mr. Boyd with a base annual salary of $180,000 per year and Mr. Boyd will also receive quarterly bonus and incentive compensation totaling $120,000 a year upon reaching mutually agreeable objectives. In addition, Mr. Boyd is a participant in the Stock Option Plan (“the Plan”), under which management intends to recommend to the Board that Mr. Boyd be granted 500,000 options to be vested over three years.

Tracy Roberts, 49, Chief Product Officer: As the Chief Product Officer (“CPO’) for Voice Assist, Ms. Roberts, has responsibility for product strategy, product design and development as well as the overall user experience.  She brings to this role over 25 years of experience in delivering innovative products and services in key industries such as speech technology, mobile products and services, web services and unified communication solutions.

Prior to joining Voice Assist, she lead product development at SpeechPhone, LLC and was instrumental in the design and development of the original Voice Assist functionality.  Before that, Ms. Roberts was vice president of marketing for Loquendo (Telecom Italia) – a speech technology products and services provider.

    Previously, Ms Roberts was senior director of product management for AltaVista, providing product leadership during its formative days which helped it grow to be one of the top ten most trafficked web sites globally.  She was also responsible for the launch of AltaVista Korea and AltaVista’s international strategy for Asian markets.  Ms Roberts has also held a number of product and user experience leadership positions at Nortel Networks and Bell-Northern Research in the U.S. and Canada.

On January 1, 2011, the Registrant entered into an Employment Agreement with Ms. Roberts, wherein she agreed to serve as CPO of the Registrant. The term of the agreement began on January 1, 2011 and will end upon written notice by either party. The Registrant agreed to compensate Ms. Tracy Roberts with a base annual salary of $180,000 per year and Ms. Roberts will also receive quarterly bonus and incentive compensation totaling $135,000 a year upon reaching mutually agreeable objectives, in addition to be entitled to a signing bonus of $25,000 upon execution of the Employment Agreement. In addition, Ms. Roberts is a participant in the Stock Option Plan (“the Plan”), under which management intends to recommend to the Board that Ms. Roberts be granted 500,000 options to be vested over three years.

Robb Cason, 57, Vice President of Enterprise Sales: As the vice president of enterprise sales for Voice Assist, Mr. Cason brings more than 25 years of experience in direct sales, channel sales, and business development for high-tech and communication services firms.  Before joining Voice Assist, Cason served as vice president of business development and strategy at InterCall, Inc.  Prior to InterCall, he was the founder and CEO of Corvent, a Web services company that became the vendor of choice for partners, resellers and end users using Web event services or implementing unified communications solutions.  Corvent was purchased by InterCall in March 2009.

While at Microsoft, he led a team that enabled strategic partners MCI, British Telecom, and Intercall to achieve greater than 100 percent year-over-year growth in Live Meeting revenue.  Prior to Microsoft, Mr. Cason was a key contributor in the startup and growth of Envoy Global (which merged with PlaceWare in July of 2000) and then became PlaceWare’s senior partner account manager until the company was purchased by Microsoft in 2003.  Cason holds a Bachelor of Science degree in business from Oregon State University.

On January 1, 2011, the Registrant entered into an Employment Agreement with Mr. Cason, wherein Mr. Cason agreed to serve as Vice President of Enterprise Sales of the Registrant. The term of the agreement began on January 1, 2011 and will end upon written notice by either party. The Registrant agreed to compensate Mr. Robb Cason with a base annual salary of $180,000 per year and Mr. Cason will also receive quarterly bonus and incentive compensation totaling $120,000 a year upon reaching mutually agreeable objectives. In addition, Mr. Cason is a participant in the Stock Option Plan (“the Plan”), under which management intends to recommend to the Board that Mr. Cason be granted 500,000 options to be vested over three years.

Andrew Fox, 47, Vice President of Developer Partnerships & Programs: Andrew Fox brings over 15 years of experience to Voice Assist in the mobile and wireless networking industries. Prior to joining Voice Assist, Andrew served as president and CEO of Mindzap Media, a digital media-consulting agency focusing on helping organizations develop technology, distribution and revenue strategies around digital media in the mobile, Internet and consumer electronics marketplace. Previously, he also served as a founder and EVP of Sales and Business Development of Oasys Mobile, Inc. where he built both carrier channel relationships as well as content relationships with leading entertainment companies.

Prior to Oasys Mobile, Andrew started High Speed Net Solutions – and interactive marketing agency – and also worked as president and CEO of the company (which was later merged with Summus LTD). Previous to High Speed, Andrew worked for RealNetworks as its senior marketing manager where he helped launched industry leading products such as RealAudio 3.0 and RealVideo 4.0. Andrew also spent 10 years at IBM in sales and marketing and was manager for sales and marketing for IBM Mobile & Wireless Networking Group.

Andrew holds a Master’s of Business Administration in Marketing from Fuqua School of Business as well as a Bachelor of Electrical Engineering and Computer Science from Duke University.

On January 1, 2011, the Registrant entered into an Employment Agreement with Mr. Fox, wherein he agreed to serve as Vice President of Developer Partnerships & Programs of the Registrant. The term of the agreement began on January 1, 2011 and will end upon written notice by either party. The Registrant agreed to compensate Mr. Andrew Fox with a base annual salary of $180,000 per year and Mr. Fox will also receive quarterly bonus and incentive compensation totaling $120,000 a year upon reaching mutually agreeable objectives. In addition, Mr. Fox is a participant in the Stock Option Plan (“the Plan”), under which management intends to recommend to the Board that Mr. Fox be granted 500,000 options to be vested over three years.

Lisa Porter, 45, Vice President of Marketing & Communications: Lisa Porter serves as Voice Assist’s vice president of marketing & communications, bringing over 20 years experience in the wireless technology industry.  Prior to joining Voice Assist, Ms. Porter was the president and co-founder of Porter Creative Group, Inc., a high technology public relations agency servicing clients in the wireless, semiconductor and other high technology segments.  In this capacity, she was a lead strategist and account manager for the variety of clients serviced by the agency and managed a team of public relations and marketing personnel to deliver complete public relations, marketing communications, advertising and photography services in a highly effective, cost efficient and convenient manner.

Prior to helping start Porter Creative Group, Ms. Porter served as general manager of McQUERTERGROUP’s Orange County Branch, doubling the size of that operation within the first four months of operation.  Previously, she was director of marketing and communications for CMD Technology.  While at CMD Technology, Ms. Porter also served as a joint-chairperson on the USB Implementers Forum marketing committee, helping to coordinate all the marketing efforts in bringing USB to market.  In this position, she played an active role with companies such as Intel, Hewlett-Packard, Motorola, Northern Telecom, Phoenix Technologies, Lucent, Telex, Logitech and numerous others.  Ms. Porter also served as vice president of marketing and international sales of Jabra prior to its acquisition by GN Netcom.

Ms. Porter is the author of a number of books and articles, including “What’s New in Headset Technology?” (Telemarketing Magazine; 1995) and “Thirteen Tips to Improve Training Retention” (National Report on Human Resources; 1988). Ms. Porter holds an MBA from the University of Phoenix and Bachelor of Science from Gardner-Webb University.

On January 1, 2011, the Registrant entered into an Employment Agreement with Ms. Porter, wherein she agreed to serve as Vice President of Marketing & Communications of the Registrant. The term of the agreement began on January 1, 2011 and will end upon written notice by either party. The Registrant agreed to compensate Ms. Porter with a base annual salary of $180,000 per year and Ms. Porter will also receive quarterly bonus and incentive compensation totaling $120,000 a year upon reaching mutually agreeable objectives. In addition, Ms. Porter is a participant in the Stock Option Plan (“the Plan”), under which management intends to recommend to the Board that Ms. Porter be granted 500,000 options to be vested over three years.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

A copy of Ms. Donna Moore’s resignation letter is filed as Exhibit 99.8 to this Current Report

Exhibit No.	Description
99.8	Resignation Letter from Donna Moore – Dated January 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE ASSIST, INC.

By: /s/ Randy Granovetter
Randy Granovetter, President

Date: January 5, 2011